Exhibit 99.1

Vista Gold Announces Voting Results from Annual General and Special Meeting of Shareholders

Denver, Colorado, April 28, 2026 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE American and TSX: VGZ) today announced the voting results from its annual general and special meeting of shareholders held on Tuesday,  April 28, 2026 (the “AGM” or “Meeting”).

A total of 70,182,716 common shares in the capital of the Company (“Common Shares”) were represented at the meeting, being 56.39% of the Common Shares. Detailed results for the ballot votes for the election of directors are as follows:

Proposal	Votes For %	Votes Withheld %
Election of John M. Clark as Director	93.03	6.97
Election of Frederick H. Earnest as Director	92.37	7.63
Election of Deborah J. Friedman as Director	93.00	7.00
Election of Patrick F. Keenan as Director	93.16	6.84
Election of Tracy A. Stevenson as Director	92.86	7.14
Election of Michel Sylvestre as Director	92.94	7.06

In addition, at the Meeting, shareholders appointed Davidson & Company LLP as auditors of the Company and passed ordinary resolutions to approve on an advisory basis, the compensation of the Company’s Named Executive Officers, and the amendments to the Company’s Stock Option Plan and all unallocated options thereunder.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, located in the Tier-1 mining jurisdiction of Northern Territory, Australia. Mt Todd is among the largest development-stage projects in Australia. The Company has defined a clear pathway to value realization, targeting the commencement of detailed engineering and design in 2027. This milestone is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production.

Mt Todd offers strong project economics, significant initial production, and compelling expansion and exploration upside. Mt Todd benefits from advanced local infrastructure, options for future expansion, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, including such things as the Company’s belief the Northern Territory, Australia is a Tier-1 jurisdiction; the Company’s belief that Mt Todd is among the largest development-stage projects in Australia; the Company’s belief that it has defined a clear pathway to value realization, targeting the commencement of detailed engineering and design in 2027; the Company’s belief that this milestone is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production; the Company’s belief that Mt Todd offers strong project economics, significant initial production, and compelling expansion and exploration upside; the Company’s belief that Mt Todd benefits from advanced local infrastructure, options for future expansion, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation are all forward-looking statements. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2026, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.